UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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The following presentation was posted by GCP Applied Technologies Inc. to its website at https://investor.gcpat.com/proxy-materials-and-stockholder-communications on May 7, 2020.

Fact Sheet May 2020

Additional Information GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.   Certain Information Regarding Participants GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Cautionary Statements Regarding Forward-Looking Information This presentation contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this presentation, or to update them to reflect events or circumstances occurring after the date of this presentation. 1

Addressing Starboard’s Misleading Claims and its Recently Announced “Plan” for GCP To Our Investors… GCP’s Board and management team have taken aggressive action to deliver value for our stockholders since our separation from W.R. Grace in 2016. Over the last three quarters, we have been on a significant upward trajectory, as we have delivered strong financial and operational results, and we believe we are well-positioned to navigate the current environment, with a strong balance sheet and a laser focus on our employees and community. Despite the strong progress we have made and the momentum in our business, Starboard Value LP, an activist fund that owns 9% of our shares, is seeking to replace eight of ten directors at our annual meeting with its own hand-picked nominees. Starboard’s justifications for replacing a supermajority of our Board rely heavily on cherry-picked facts and one-sided arguments. Further, after months of refusing to engage in a substantive discussion regarding GCP’s strategy, Starboard recently released its “plan” for GCP – replicating most of GCP’s existing strategy – only a few weeks before the annual meeting. In the following pages, GCP has provided the facts to correct Starboard’s misleading assertions regarding GCP, our Board and our strategy and to set the record straight for stockholders as they make an important decision regarding the future course of our business. We believe we have the right Board and the right strategy to deliver value and will continue to take actions that we believe are in the best interests of all GCP stockholders. 2

Starboard’s Plan for GCP is Unoriginal and Outdated GCP’s Board Has Taken Decisive Action to Reposition the Business and Recent Results are Showing Momentum GCP Has the Right Board and Governance to Oversee Its Successful Strategy We Believe Starboard’s Campaign is Not in the Best Interests of Stockholders

GCP’s Board Has Taken Decisive Action to Reposition the Business and Recent Results are Showing Momentum

GCP Has Taken Decisive Actions to Reposition the Business

Newly Public, Diversified Company

Focused Construction Products Company

Starboard ignores the actions taken by our Board since the separation to position the business for growth and profitability

- After the spin-off, GCP continued to develop the functions required for a **standalone public company** while at the same time initiating decisive actions to **reposition the portfolio**
  - **Sold Darex**, one of three segments, for a **premium multiple (~15x Darex 2016 EBITDA[1])**
  - De-risked the balance sheet and created flexibility to invest in the business
- Following sale of Darex, GCP focused on **right-sizing cost structure and realigning its footprint**
  - Exited lower profitability SCC geographies that previously benefited from the scale and support of the organization under Grace and broader platform before the Darex divestiture
- Repositioned as a **focused construction products company** with **~50M+** cost reduction measures to drive improvements across **manufacturing, warehousing, purchasing, logistics, service delivery model and SG&A**
- While narrowing the focus of the business, GCP did not lose sight of **investing for growth**
  - GCP **invested in VERIFI®**, a product with a differentiated value proposition, high growth potential, and **strong ROI**
  - GCP made **selective bolt-on acquisitions** to expand its product offering
- In 2019, the Board announced a **review of strategic alternatives with support from Starboard**
  - While a sale did not occur, the Board continues to evaluate **opportunities to drive value**
- Following the review, the Board of Directors announced a CEO transition
  - The company outlined a **strategy to address challenges** facing the SBM business under Randy Dearth's leadership
- GCP's performance is **gaining momentum with SCC reaching new heights** and SBM's repositioning **beginning to show results**


GRACE
Separation
2016
gcp
Standalone public company functions
2017
Darex
Sale of Darex & cost reduction
2018
SCC
Repositioning & cost reduction
2019
Review of Strategic Alternatives
2019
Phase 1 & Phase 2 cost reduction
2019
SBM
Repositioning
2020
Positioned for growth

1. Based on Darex sale proceeds of $1.06Bn and last twelve months EBITDA of $71.2M as of 12/31/2016. Darex EBITDA calculated based on segment operating income of $64.8M and depreciation and amortization of $6.4M for Darex as of 12/31/2016. For further information, see "Non-GAAP Financial Measures"

3

Starboard ignores the fact that GCP’s plan is working and GCP is growing Q4 2019 Growth: grew Net Cash Provided by Continuing Operations by 3% and Adjusted Free Cash Flow by 14% in 2019 VERIFI® Results: Q4 2019 VERIFI® sales increased 53% and installed truck base 56% Margin Improvement: Q4 2019 SCC Segment Operating Margin increased 430bps year over year and Segment Operating Income increased 63% Q1 2020 Best Q1 earnings performance since 2016 in a quarter that included global market disruption due to COVID-19 Income from continuing operations of $1.4M; Diluted EPS from continuing operations of $0.02 in Q1 2020 Adj. EBIT1 of $15M in Q1 2020 increased 25% compared to $12M in Q1 2019 Adj. EPS1 of $0.10 in Q1 2020 increased 43% compared to $0.07 in Q1 2019 Net cash provided by continuing operations of $14M in Q1 2020 compared to use of $5M in Q1 2019; Adjusted Free Cash Flow1 of $12M in Q1 2020 compared to use of $10M in Q1 2019 Growth: Q1 2020 Adjusted EBITDA, Adjusted EBIT and Adjusted EPS results exceeded prior year performance, guidance and consensus Consistent Momentum: Adjusted EBITDA margin up significantly on a Y-o-Y basis for 3 consecutive quarters from Q1 2017 and fifth consecutive quarter of Y-o-Y improvement in SCC segment operating income Starboard fails to acknowledge the consistency of GCP’s recent performance GCP has consistently exceeded consensus estimates for Adj. EBIT and Adj. EPS since Mr. Dearth became CEO Starboard gives no credit to GCP’s effective capital management strategy Prudent capital management has resulted in a strong balance sheet and liquidity position – a competitive differentiator With no near-term debt maturities, and significant financial flexibility to weather the ongoing uncertainty, GCP is well-positioned to drive continued positive business momentum through the execution of our strategic operating plan GCP’s Strategy is Driving Strong Momentum and Consistent Results Refer to Appendix for reconciliations between GAAP and non-GAAP measures. Recent Performance Planning and Forecasting 4

5 Starboard’s plan for SBM is the plan we are already executing Starboard suggests that SBM should consider tiering product offerings to gain greater market acceptance in APAC and lower-specification projects domestically – this is the same plan that GCP has stated publicly Through targeted investments in R&D and additional headcount, GCP is currently executing its plan for SBM to tier its products and capture share in underserved geographies and mid-size projects with lower specification content In APAC, SBM already pursues a tiered strategy with the lower tier YTL product making up a significant percentage of our SBM sales in APAC Additionally, GCP expects to launch multiple new products in 2020 while making direct investment into next generation technologies GCP installed a new head of SBM to drive accountability and productivity SBM’s repositioning is already showing positive results: SBM in North America grew 6% in Q1 ‘20 Starboard’s suggestion to expand SCC to other geographies is misguided Starboard stated that SCC should “increase sales by cross-selling into more geographies” and that they can “gain market share from expanding… to more countries” GCP made a disciplined decision to exit geographies that were less profitable or could be serviced from other countries SCC’s strategy has significantly increased gross and operating margins and has generated increased gross profit, more than offsetting the loss of revenue from exited geographies – Starboard’s strategy could reverse our positive trajectory SCC today continues to sell its products in more than 80 countries In addition, SCC thoughtfully evaluates strategies to introduce successful and high-ROI products in new geographies – SCC recently secured an attractive contract for VERIFI® in Australia “For our Commercial Building Envelope products, we are increasing our investments and deploying targeted resources to complement our historically specification-led business for large projects to one that expands our focus from architects to include contractors and applicators” - Naren Srinivasan (Q4 2019 earnings call) SBM Strategy SCC Strategy Starboard’s Revenue Growth Strategy is Unoriginal and Outdated

Starboard Does Not Recognize the Value of GCP's Product Development and R&D Capabilities

SCC R&D

Starboard questions GCP's investment in VERIFI®, its transformative technology with high growth that generates ROI >20% over contract lifetime

- Starboard suggests that GCP should rationalize investment in VERIFI® and focus only on the highest ROIC opportunities
- VERIFI® has >20% RoI over the lifetime of its contracts (~3-4 years), and sales grew >50% YoY in Q4 2019. **VERIFI® is an efficient investment in a $1bn+ addressable market**
- Starboard relies on Grace's outdated statement in 2014 to support reducing investment in VERIFI®
  - VERIFI® is a very different product from 6 years ago and the market is more willing to accept technology-enabled solutions now
- **VERIFI's® significant growth rate and contribution to top and bottom-line growth <u>today</u> make it a strong investment**

"On a 15% discount rate, VERIFI could contribute >$2.50/share in value next year. Further innovations, such as quality monitoring and control before batch, could provide a pricing cycle above and beyond these estimates"

(Jefferies, 11/15/19)[1]

SBM R&D

Starboard misunderstands SBM's product portfolio and investments

- Starboard claims that because GCP has launched few new brands, it has not innovated in SBM
  - **In fact, SBM uses its reference brands to continuously launch new products**
- **GCP has an intense focus on SBM's product portfolio:** since 2017, it has launched 3 new pre- and post-applied waterproofing products, 5 new liquid waterproofing products, 1 new floor moisture barrier product and 3 new weather barrier products
- **SBM product refreshment is already part of GCP's repositioning plan for SBM:** in 2020, it is planning on launching a new air vapor barrier product, as well as a waterproofing system for tunneling and mining
- In addition, Starboard erroneously claims that GCP neglected Preprufe's patent expiration
  - In fact, **GCP introduced patent-protected Preprufe Plus and expects to migrate substantially all of its Preprufe customers** to Preprufe Plus by the end of 2020

12

Number of new SBM products launched since 2017

1. Permission to use quotes was neither sought or obtained

6

Source: Press release and FactSet CHF converted to USD at exchange rate of 1.02x as of transaction announcement date (1/7/2019) Euro converted to USD at exchange rate of 1.11x as of transaction announcement date (12/21/2019) Starboard now criticizes GCP for lack of growth through M&A, despite telling us previously that we shouldn’t pursue M&A The Board regularly evaluates potential transactions appropriate for the company, and has opportunistically completed 6 bolt-on acquisitions since our separation from Grace Starboard cites the Parex transaction as an example – but that was not feasible for GCP given the large size At the time of the acquisition, Parex had $1.2bn in sales, and was acquired for ~13x (purchase price of $2.5bn)1 The other recent transformative transaction in this sector was thoroughly reviewed but not pursued due to the size of the transaction and its return profile BASF’s Construction Chemicals business was acquired for $3.5bn and had >$2.8bn in sales2 Given our strong balance sheet position, we are well-positioned to opportunistically pursue attractive acquisitions in the future 6 accretive acquisitions Starboard’s Position on GCP’s M&A Strategy Has Been Inconsistent 7 M&A Strategy

Starboard Misrepresents GCP's Cost Structure and Reduction Measures

Relative SG&A Profile

Starboard misrepresents our relative SG&A profile

- Starboard's selection of peers **creates a distorted picture of our cost profile**
- Carlisle and Saint-Gobain are **significantly larger companies with global scale competing in different businesses**
  - Saint-Gobain is **~47x larger** than GCP while Carlisle is **~5x larger** (based on 2019 revenue)
  - Carlisle competes in **only 32% of our markets** by revenue while Saint-Gobain in only **8%**
- GCP's **SG&A as a % revenue is in-line with or better** than our closest business peers, Sika and RPM, despite their significantly larger scale

SG&A in-line with closest business peers

2019 SG&A % of Revenue[1]



27%
31%
26%
GCP
RPM
SIKA

Cost Reduction Progress

Starboard's calculation of operating expense distorts the impact of our cost reduction program

- GCP has been **executing on a multi-year, $80M cost-out program**
  - We have **reduced costs by $33M in 2019 – and plan to eliminate an additional $47M for a total of $80M, equal to >½ of our 2019 EBITDA**
  - Since 2017, **we have reduced SG&A by $24M, which includes corporate costs, from $297M to $273M**
  - **Starboard's calculation of operating expense[2] skews the results**: includes items such as TSA income (related to sale of Darex), minority interest, gain or loss on exchange rates, legal settlements, insurance claims, etc. creating the appearance of flat costs

GCP has maintained a disciplined focus on SG&A reduction

Total SG&A



$297M
$289M
$273M
2017
2018
2019

Source: Company filings
1. SG&A expenses exclude R&D expenses, if disclosed
2. Calculated as adjusted gross profit less Adjusted EBIT

8

DuckerFrontier: Real GDP October 2019 / IHS Markit: North America Construction Spend declined by an estimated 3.1% in 2019 Starboard’s claim that improvements in SCC performance are not sustainable relies on an inaccurate assertion that cost reduction in SCC is “not driven by fundamental operational improvements” Through the repositioning program, SCC is a fundamentally improved business that has been positioned for growth Significant increase in YoY gross profit that offset revenue loss through market exists and decrease in total construction spending in North America1 Continues to sell products in more than 80 countries Growth investments are working – >50% YoY sales growth in VERIFI® in Q4 2019 SCC’s cost reduction program is driven by a strategy launched in mid-2018 to focus the business on higher margin, core geographies and customers 5 consecutive quarters of YoY improvement in SCC’s segment operating income 370 bps YoY improvement in 2019 gross margins and 360bps YOY improvement in 2019 operating margins The strategy included successful cost reductions across the business, not only costs directly related to the exited geographies GCP substantially completed its market exits in the first half of 2019 and has since continued to reduce costs across the business, confirming that the cost reduction is broader than just the country exits In total, we are removing $80M of costs — significantly more than the revenue of the markets that we exited Starboard Misrepresents GCP’s Cost Structure and Reduction Measures (Cont’d.) 9 Repositioning & Restructuring Fundamentally Strengthened SCC Business Starboard conflates restructuring and repositioning expenses to make it appear as if GCP only invested in cost reduction programs In fact, GCP has invested in both profitability and growth through their restructuring and repositioning programs Repositioning expenses are related to growth investments and strategy to drive top-line performance Restructuring expenses are related to cost reductions and profitability improvement

Starboard’s Plan for GCP is Unoriginal and Outdated

Starboard’s Proposed Plan GCP’s Current Plan Restructure sales force compensation and uncap bonus payments Ongoing since 2016, further restructured in 2018 Compensation for the sales team has always been based on specific revenue for each sales territory and profit targets by product line Sales incentive targets at GCP are capped at 2x base compensation, highly competitive in the marketplace Increase accountability and ownership in the customer service organization Ongoing since 2016, further reorganized in 2019 Since separating from Grace, each sales rep. had a designated territory and product quota In 2019, GCP further reorganized the sales force to include a designated manager for each product line within each segment and geography Clean up order entry system so that each country or geography has its own distinct system Completed in 2019 for North America and ongoing for other geographies In 2019, the company introduced GCP+, a centralized online ordering system similar to what Sika and RPM employ “In addition, this month we're launching our first e-commerce portal, which we call GCP+. We expect this portal to strengthen our connection with customers to enhance customer service” - Randy Dearth (Q3 2019 earnings call) Expand SCC in international markets Ongoing initiative Opportunistically expanding VERIFI® in high-ROI geographies: Singapore through Pan-United partnership North America and in Australia where GCP is gaining market share Success reflected in 5 consecutive quarters of improved SCC profitability 10 Starboard’s Plan is Either Outdated or Already Being Implemented by GCP

Empower marketing to conserve R&D resources and ensure adequate customer demand for new ideas Ongoing since 2017 Since 2017, R&D and marketing have operated under one leader with linked integration to ensure feasibility of R&D projects “For our Commercial Building Envelope products, we are increasing our investments and deploying targeted resources… to capture additional share in certain geographies and in the mid-tier and lower risk project segments. These investments include additional sales team members, contractor programs, and improved marketing of our product portfolio for these segments” - Randy Dearth (Q4 2019 earnings call) Right-size low-volume, low-margin SKUs to decrease complexity in manufacturing and supply chain Ongoing since 2019, as part of 2019 Phase 1 Cost Savings Plan In 2019, GCP successfully achieved $6M of the $23M proposed savings and expects to achieve $12M more in 2020 from this plan In 2019, GCP rationalized more than 400 SKUs with a similar target for 2020 Eliminate sole-sourced raw materials Ongoing since 2019 With the exception of a few niche products, GCP has already shifted its material sourcing to ensure there are no single-sourced items We regularly evaluate opportunities to eliminate any sole-sourcing Tier SBM product offerings to gain greater market acceptance in APAC and domestically Already in place in APAC; Ongoing in North America since mid-2019 GCP has already tiered SBM product offerings in APAC Already sells YTL™, a lower-cost variation of Preprufe crafted for APAC markets Announced plan in mid-2019 to further tier SBM in N.A. to expand addressable market and applications Starboard’s Plan is Either Outdated or Already Being Implemented by GCP (Cont’d.) 11 Starboard’s Proposed Plan GCP’s Current Plan

Introduce automation into customer service Completed in North America in 2019; in process in other geographies GCP+, a centralized online ordering system, was launched to create an automated platform for customer service team Since inception, ~5% of North American sales have been transacted on GCP+ GCP+ currently being rolled out to other geographies Add production lines to existing local production facilities Targeted Actions Completed in 2019; not a feasible strategy for waterproofing Local production and warehousing in locations such as Brazil and Australia to produce high margin products like VERIFI® and TYTRO® Shocrete to serve local markets High margin profile for waterproofing makes shipping costs negligible; project-based demand would add significant fixed costs into system through cycle Streamline managerial organization to improve productivity and decision-making efficiency Ongoing since 2019 Focus area since Randy Dearth took over as CEO in 2019; Mr. Dearth installed new heads of SCC and SBM in mid-2019 Implemented business-unit and regionally focused organizational model that moves management closer to end markets, shifts resources to best opportunities for growth Model has resulted in improved forecast accuracy and overall performance “I'm happy to be adding two seasoned executives to my senior management team….Under Naren and Boudewijn who are global P&L owners for their segments, we are creating regional P&L owners for GCP's key businesses who will focus on driving profitable growth and customer satisfaction” - Randy Dearth (Q3 2019 earnings call) Starboard’s Plan is Either Outdated or Already Being Implemented by GCP (Cont’d.) 12 Starboard’s Proposed Plan GCP’s Current Plan

Prioritize high ROI projects and investments Ongoing GCP has been aggressively investing in VERIFI® which has >20% RoI over a contract’s lifetime (~3-4 years) and a >50% Y-o-Y growth rate as of Q4 2019 GCP continues to focus on new product development in both SCC and SBM: >10% of sales comes from new products each year Improve R&D productivity by allocating more investment to higher-margin SBM segment Ongoing “….we are accelerating the launch of new and accessory products for the premium and mid-tier segments….Importantly, we are directing additional investment with the next generation technologies for our core segment that will yield new offerings over the next 12 months to 24 months” - Naren Srinivasan (Q4 2019 earnings call) Since 2017, GCP has launched 3 new pre- and post-applied waterproofing products, 5 new liquid waterproofing products, 1 new floor moisture barrier product and 3 new weather barrier products GCP routinely refreshes its products Preprufe Plus, a patent-protected upgrade to Preprufe, was launched in 2014 and a significant number of Preprufe customers have migrated to Preprufe Plus Preprufe 800PA (2018 launch), and Preprufe 800XP (2019 launch), are new post-applied waterproofing technologies that uses the brand to drive adoption In 2020, it is planning on launching a new air vapor barrier product, as well as a waterproofing system for tunneling and mining Starboard’s Plan is Either Outdated or Already Being Implemented by GCP (Cont’d.) 13 Starboard’s Proposed Plan GCP’s Current Plan

GCP Has the Right Board and Governance to Oversee Its Successful Strategy

GCP’s Director Nominees Are More Qualified Than Starboard’s Nominees to Oversee Our Strategy GCP’s slate has right mix of skills and experiences aligned with our strategy GCP’s nominees have experience directly relevant to our business GCP’s directors are deeply engaged in our strategy GCP’s directors have delivered value by focusing our portfolio, repositioning our businesses, reviewing alternatives, recruiting an experienced CEO and prudently managing capital New independent director nominees have complementary experience for our Board and strategy and will add fresh perspective John McPherson – Significant experience in construction materials and in strategy, operations and organizational effectiveness Armand Lauzon – Extensive executive leadership experience in manufacturing and construction products, including as CEO of Zekelman Industries, a construction products company 7 / 10 Specialty Materials / Construction Products 7 / 10 Public Company CEO / CFO / COO 7 / 10 Technology and Innovation 10 / 10 Operations / Cost Management Starboard’s nominees lack relevant sector and public company leadership experience Three Starboard nominees lack any public company operations experience The four Starboard nominees (other than mutual nominee Clay Kiefaber) with public company operations experience have overseen poor TSR performance relative to the S&P 500 as directors None of Starboard’s nominees appear to have served as public company CEOs, CFOs or COOs (other than our mutual nominee Clay Kiefaber) Starboard refused interviews of their nominees without a pre-agreed settlement framework, preventing an appropriate evaluation of their qualifications GCP’s Purpose-Built Board Starboard’s Nominees Lack Relevant Experience 14

GCP's Nominees Are Independent, While Starboard's Nominees Have Questionable Allegiances

Independent GCP Director Nominees Aligned with Stockholders

GCP has an independent, refreshed Board providing active and effective oversight of the company and our strategy

- **9 of 10 GCP director nominees are independent**
- **5 of 9 current directors added in the last 3 years** and nominated **two new high quality independent nominees**
- All of our directors are **independent from management** and **unconflicted from representing the best interest of our stockholders**
- **>50%** of director compensation paid in stock and directors are required to own **5X annual cash retainer in stock – aligning incentives with stockholders**
- Starboard provides **no explanation** why our directors' involvement on other boards creates a conflict but their directors' interconnections do not, with **Marran Ogilvie currently serving on Ferro's board with Andrew Ross and having previously served on Bemis's board with Rob Yanker**

Majority of the Board Has Been Refreshed Since Separation from Grace


10
10
9
8
8
7
1
7
2
5
5
4
6
Initial Board
2017
2018
2019
2020 Slate
Initial Directors
New Directors[1]

Starboard's Nominees Have Questionable Allegiances

On the other hand, some of Starboard's nominees have relationships with Starboard that raise questions about their ability to independently represent GCP's other stockholders

- Marran Ogilvie and Rob Yanker have repeatedly been appointed by Starboard on other public boards, including at Bemis, Four Corners Property Trust, Forest City Realty Trust and LSB Industries
  - Marran Ogilvie has been a frequent Starboard appointee since 2010, after previously serving in various capacities at Starboard's former parent company
  - In violation of GCP's policies, Marran joined Starboard's slate at Mednax without notice to GCP; if elected at GCP and Mednax, she will be serving on five total boards
  - Rob Yanker served as a Starboard appointee at Bemis and was appointed to the board of Wausau Paper at a time when Starboard appointees, including Starboard Partner Gavin Molinelli, held a majority of seats
- **GCP stockholders should consider whether Starboard's nominees will faithfully represent the interest of all stockholders and not just Starboard in order to secure their spot on Starboard's next proxy slate**

1. New Directors category includes two new independent director nominees for election at the 2020 annual meeting

15

Starboard Misrepresents GCP's Strong Compensation Practices

Pay for Performance Philosophy

GCP has strong compensation practices, which are thoughtfully designed to align pay and performance

- Strong compensation practices with **pay for performance accountability** and **meaningful performance targets**
  - **Incentives aligned with strategic priorities** including growth, margin expansion, cash flow generation and stockholder returns
  - **Rigorous performance targets** – actual payouts have not exceeded 20% for annual incentives or 43% for long-term incentives over last three years
- Significant **majority of executive compensation is at-risk**
- Proxy peer group has median revenue of 1.5x GCP 2019 revenue, **well within the 0.4x – 2.5x reference range used by ISS**; in fact, 72% of GCP's proxy peers fall within this range

Annual Incentives: Realized Value (% of Target)



105%
Target (100%)
0%
20%
0%
2016
2017
2018
2019

Total Long-Term Incentive Realized Value (% of Target)



106%
Target (100%)
22%
35%
43%
2016
2017
2018
2019

History of Strong Support for Compensation

GCP has consistently received proxy advisor and stockholder support for compensation

- Say-on-pay proposals have received consistent support from **ISS and Glass Lewis**
- **Over 98% stockholder support for say-on-pay** in each of last three years
- **Two of Starboard's nominees** – Clay Kiefaber and Marran Ogilvie – **recommended stockholders vote in favor of GCP's say on pay proposal** at the upcoming annual meeting

Consistently High Stockholder Support for Say-On-Pay



2017
98%
2018
99%
2019
99%

16

Starboard's Claims About GCP's Leadership Transition Are Not Supported By the Facts

Leadership Transition Was Limited

Starboard misrepresents the purpose for appointing Greg Poling as Executive Chairman

- The Board recruited Mr. Dearth, an **experienced public company CEO**, through an **extensive search process** led by an **independent search firm**, that **evaluated 237 potential candidates**
- When the Board decided to appoint Mr. Dearth CEO last year, it also appointed Mr. Poling as Executive Chairman for a **short transitional period – less than 5 months** – to provide transitional support **during a critical time for the business**
- The strong momentum GCP has demonstrated since Mr. Dearth became CEO **illustrates the impact the smooth executive leadership transition** had on the company's performance

< 5 Months

Transition Period

Leadership Transition Reduced Total Compensation

The decision to name Mr. Poling Executive Chairman resulted in almost $1M in compensation savings for GCP

- Starboard suggests that the Board appointed Mr. Poling as Executive Chairman to allow the vesting of ~$2M in equity awards
- However, if the Board had immediately terminated Mr. Poling, he would have received **guaranteed compensation of at least ~$1.8M**
- As a result of appointing Mr. Poling Executive Chair, he instead only received ~$0.9M in total compensation, almost $1M less than his guaranteed compensation in the event of termination

Compensation from Termination v. Executive Chairman Role


$1.8M
$0.9M
Guaranteed Compensation if Terminated
Total Value Received from Appointment as Executive Chair

17

Starboard Ignores GCP’s Sound Governance Practices Starboard cherrypicks criticisms against GCP’s sound governance practices GCP has strong governance, including annually elected directors and majority voting in uncontested elections Regularly evaluate governance practices and proactively eliminated supermajority voting requirements in 2018 Robust engagement program, including participation by independent directors, to ensure that stockholder perspectives are incorporated in Board deliberations Engaged with stockholders representing 64% of outstanding shares in 2019 Annually Elected Directors Majority Voting Proactively eliminated supermajority voting 64% Total ownership represented by stockholders with whom GCP engaged in 2019 Starboard’s claims regarding our independent compensation consultant are unfounded GCP’s Compensation Committee, which includes Starboard nominees Clay Kiefaber and Marran Ogilvie, uses a nationally-recognized independent compensation consultant (Willis Towers Watson) to advise on its executive compensation program GCP also uses Willis Towers Watson for services for our global broad-based employee benefit programs The Committee annually reviews these other services to assess Willis Towers Watson’s independence and identify any potential conflicts of interest The services are also subject to rigorous internal policies of Willis Towers Watson to ensure independence and objectivity The details of GCP’s executive compensation program and our relationship with Willis Towers Watson are disclosed annually We have consistently received high stockholder and proxy advisor support for say-on-pay GCP’s Sound Governance Practices Compensation Consultant Independence 18

We Believe Starboard’s Campaign is Not in the Best Interests of Stockholders

Consider the Facts of Starboard’s Campaign in Making Your Decision GCP is Focused on Representing All Stockholders GCP’s Board and management team are executing on a strategy that is showing consistent results Most of Starboard’s “plan” for GCP is outdated or already being implemented by GCP Starboard has changed its position on GCP’s strategy over the past year, aligning itself with 40 North Starboard previously supported GCP’s adoption of a stockholder rights plan, but now plans to vote against its extension Starboard is opposing the rights plan, to the advantage of 40 North, which has expressed interest in acquiring more shares and previously received antitrust approval to buy up to almost 50% of GCP stock After Starboard changed its position on the rights plan, 40 North publicly supported Starboard’s proxy fight GCP’s Board and management team have engaged extensively with Starboard – over 20 calls and meetings Throughout the course of our engagement, Starboard refused to provide any substantive input on the company’s strategy 19

Consider the Facts of Starboard’s Campaign in Making Your Decision GCP is Focused on Representing All Stockholders (Cont’d) GCP has consistently sought a constructive resolution with Starboard and remains open to a constructive path forward Starboard has been solely focused on replacing GCP’s Board Refused to engage in any discussions regarding a settlement that did not involve replacement of a majority of the Board Publicly launched proxy fight without notice and wouldn’t allow interviews of nominees Replacing a supermajority of the Board with Starboard’s handpicked nominees is not necessary and could disrupt GCP’s momentum and strategy at a critical time We believe our Board has acted responsibly and has genuinely sought to protect the interests of the majority of GCP stockholders, and we ask for your support at the annual meeting so we can continue acting in the best interests of all GCP stockholders 20

Appendix

In this presentation, the Company refers to non-GAAP financial measures including: Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share and Adjusted Free Cash Flow. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States Generally Accepted Accounting Principles (“GAAP”), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses. The following are the non-GAAP financial measures presented in this presentation: The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. The Company uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of our strategic and operating decisions. The Company defines Adjusted EBITDA (a non-GAAP financial measure) as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions. The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation. The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, shareholder activism and other related costs, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation. Non-GAAP Financial Measures 21

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses. Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of GCP's results of operations. In the tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that GCP calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated. Non-GAAP Financial Measures (Cont’d) 22

Non-GAAP Financial Measures (Cont’d) Source: Company filings 23 ($ in millions) Analysis of Operations (In millions, except per share amounts) Three Months Ended March 31, 2020   2019 % Change Net sales: Specialty Construction Chemicals $ 125.4   $ 131.7 (4.8)% Specialty Building Materials 91.3   94.4 (3.3)% Total GCP net sales $ 216.7   $ 226.1 (4.2)% Net sales by region: North America $ 119.2   $ 113.5 5.0% Europe Middle East Africa (EMEA) 44.3   46.4 (4.5)% Asia Pacific 40.3   50.7 (20.5)% Latin America 12.9   15.5 (16.8)% Total net sales by region $ 216.7   $ 226.1 (4.2)% Net Sales Constant Currency: Specialty Construction Chemicals 127.5   131.7 (3.2)% Specialty Building Materials 91.9   94.4 (2.6)% Total GCP Net Sales Constant Currency (non-GAAP) $ 219.4 $ 226.1 (3.0)% Impact of Market Exits: Specialty Construction Chemicals $ — $ 1.8 (100.0)% Total Impact of Market Exits $ — $ 1.8 (100.0)% Net Sales Constant Currency Excluding Market Exits: Specialty Construction Chemicals $ 127.5 $ 129.9 (1.8)% Specialty Building Materials 91.9 94.4 (2.6)% Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP) $ 219.4 $ 224.3 (2.2)% Adjusted EBIT (A): Specialty Construction Chemicals segment operating income $ 8.0 $ 7.9 1.3% Specialty Building Materials segment operating income 14.1 15.9 (11.3)% Corporate costs (B) (5.8) (9.9) (41.4)% Certain pension costs (C) (1.3) (1.9) (31.6)% Adjusted EBIT (non-GAAP) $ 15.0 $ 12.0 25.0% Repositioning expenses (2.7) (5.4) (50.0)% Restructuring expenses and asset impairments (3.1) (0.6) NM Shareholder activism and other related costs (D) (3.6) (2.5) 44.0% COVID-19-related costs (E) (0.5) — (100.0)% Third-party and other acquisition-related costs (0.5) (0.1) NM Interest expense, net (5.1) (5.2) (1.9)% Income tax benefit 1.9 16.4 (88.4)% Income from continuing operations attributable to GCP shareholders (GAAP) $ 1.4 $ 14.6 (90.4)% Income from continuing operations attributable to GCP shareholders as a percentage of net sales 0.6% 6.5% (5.9) pts Diluted EPS from continuing operations (GAAP) $ 0.02 $ 0.20 (90.0)% Adjusted EPS (non-GAAP) $ 0.10 $ 0.07 42.9%

Non-GAAP Financial Measures (Cont'd)

($ in millions)

Analysis of Operations (In millions)	Three Months Ended March 31, 2020	2019	% Change
Gross Profit:			
Specialty Construction Chemicals	$ **47.2**	$ 44.3	6.5%
Specialty Building Materials	**35.6**	38.2	(6.8)%
Adjusted Gross Profit (non-GAAP)	$ **82.8**	$ 82.5	0.4%
COVID-19-related costs (E)	**(0.5)**	—	(100.0)%
Corporate costs and pension costs in cost of goods sold	**(0.4)**	(0.3)	33.3%
Total GCP Gross Profit (GAAP)	$ **81.9**	$ 82.2	(0.4)%
Gross Margin:			
Specialty Construction Chemicals	**37.6%**	33.6%	4.0 pts
Specialty Building Materials	**39.0%**	40.5%	(1.5) pts
Adjusted Gross Margin (non-GAAP)	**38.2%**	36.5%	1.7 pts
COVID-19-related costs (E)	**(0.2)%**	—%	(0.2) pts
Corporate costs and pension costs in cost of goods sold	**(0.2)%**	(0.1)%	(0.1) pts
Total GCP Gross Margin (GAAP)	**37.8%**	36.4%	1.4 pts
Adjusted EBIT (A)(B)(C):			
Specialty Construction Chemicals segment operating income	$ **8.0**	$ 7.9	1.3%
Specialty Building Materials segment operating income	**14.1**	15.9	(11.3)%
Corporate and certain pension costs	**(7.1)**	(11.8)	(39.8)%
Total GCP Adjusted EBIT (non-GAAP)	$ **15.0**	$ 12.0	25.0%
Depreciation and amortization:			
Specialty Construction Chemicals	$ **6.4**	$ 5.5	16.4%
Specialty Building Materials	**3.6**	3.8	(5.3)%
Corporate	**1.0**	0.8	25.0%
Total GCP depreciation and amortization	$ **11.0**	$ 10.1	8.9%
Adjusted EBITDA:			
Specialty Construction Chemicals	$ **14.4**	$ 13.4	7.5%
Specialty Building Materials	**17.7**	19.7	(10.2)%
Corporate and certain pension costs	**(6.1)**	(11.0)	(44.5)%
Total GCP Adjusted EBITDA (non-GAAP)	$ **26.0**	$ 22.1	17.6%
Adjusted EBIT Margin:			
Specialty Construction Chemicals	**6.4%**	6.0%	0.4 pts
Specialty Building Materials	**15.4%**	16.8%	(1.4) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	**6.9%**	5.3%	1.6 pts
Adjusted EBITDA Margin:			
Specialty Construction Chemicals	**11.5%**	10.2%	1.3 pts
Specialty Building Materials	**19.4%**	20.9%	(1.5) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	**12.0%**	9.8%	2.2 pts

Source: Company filings

24

Non-GAAP Financial Measures (Cont’d) Source: Company filings 25 ($ in millions)   Three Months Ended March 31,   2020   2019 (In millions, except per share amounts) Pre- Tax   Tax Effect   After- Tax   Per Share   Pre- Tax   Tax Effect   After- Tax   Per Share Diluted EPS from continuing operations (GAAP)             $ 0.02                  $ 0.20    Repositioning expenses $ 2.7      $ 0.7      $ 2.0      0.03      $ 5.4      $ 1.3      $ 4.1      0.06    Restructuring expenses and asset impairments 3.1      0.8      $ 2.3      0.03      0.6      0.1      0.5      0.01    COVID-19-related costs 0.5      0.1      0.4      0.01      —      —      —      —    Third-party and other acquisition-related costs 0.5      0.1      0.4      0.01      0.1      —      0.1      —    Shareholder activism and other related costs 3.6      0.9      2.7      0.04      2.5      0.6      1.9      0.03    Discrete tax items, including adjustments to uncertain tax positions —      2.6      (2.6)     (0.04)     —      16.4      (16.4)     (0.23)   Adjusted EPS (non-GAAP)             $ 0.10                  $ 0.07

Non-GAAP Financial Measures (Cont’d) Source: Company filings 26 ($ in millions)